UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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Blyth, Inc.
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BLYTH, INC.
One East Weaver Street
Greenwich, Connecticut 06831
(203) 661-1926

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2007

To the stockholders of	May 4, 2007
Blyth, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Blyth, Inc. will be held in the Board Room of Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831 on Wednesday, June 6, 2007, at 9:00 a.m. local time, for the following purposes:

1.                to elect three directors, each to hold office until the 2010 annual meeting or until a successor is elected and qualified;

2.                to ratify the appointment of the independent registered public accounting firm; and

3.                to transact such other business as may properly come before the meeting or any adjournments.

The board of directors has fixed the close of business on April 18, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose relevant to the meeting, on and after May 25, 2007, during ordinary business hours at our principal executive offices located at the address set forth above.

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. YOU CAN ALSO VOTE YOUR SHARES ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE (SEE DETAILS ON ENCLOSED PROXY CARD).

By Order of the Board of Directors

Michael S. Novins
Secretary

BLYTH, INC.

One East Weaver Street
Greenwich, Connecticut 06831
(203) 661-1926

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held June 6, 2007

INTRODUCTION

This proxy statement is being furnished to holders of our common stock in connection with the solicitation of proxies by our board of directors for use at the annual meeting to be held in the Board Room of Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831 on Wednesday, June 6, 2007, at 9:00 a.m. local time, and at any adjournments. This proxy statement, the accompanying Notice of Annual Meeting of Stockholders and the enclosed form of proxy are first being mailed to stockholders on or about May 4, 2007.

Our Annual Report on Form 10-K for the fiscal year ended January 31, 2007 also accompanies this proxy statement. The annual report includes audited financial statements, a discussion by management of our financial condition and results of operations, and other information.

QUESTIONS AND ANSWERS ABOUT THE
PROXY MATERIALS AND THE 2007 ANNUAL MEETING

Why am I receiving these materials?

The board of directors is providing these proxy materials to you in connection with the 2007 annual meeting of stockholders. The annual meeting will take place in the Board Room of Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831 on Wednesday, June 6, 2007, at 9:00 a.m. local time. You are invited to attend the annual meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will be asked:

1.                to elect three directors, each to hold office until the 2010 annual meeting or until a successor is elected and qualified;

2.                to ratify the appointment of the independent registered public accounting firm; and

3.                to transact such other business as may properly come before the meeting or any adjournments.

What are the recommendations of the board of directors?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors. The board’s recommendations are set forth together with the description of both items in this proxy statement. The board recommends a vote for the election of all of the nominees as directors and for the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm. If any other matters are properly presented at the annual meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

Who is entitled to vote at the annual meeting?

Only stockholders of record at the close of business on the record date, Wednesday, April 18, 2007, are entitled to notice of and to vote at the annual meeting or any adjournment(s). Each stockholder is entitled to one vote, exercisable in person or by proxy, for each share held of record by such stockholder on the record date with respect to each matter. On the record date, there were 39,351,662 shares of common stock issued and outstanding.

How do I vote?

There are four ways you can vote:

1.                By Internet:   You may submit a proxy or voting instructions over the Internet by following the instructions that accompany your proxy card. If you vote by Internet, you do not have to mail in your proxy card.

2.                By Telephone:   You may submit a proxy or voting instructions by telephone by following the instructions that accompany your proxy card. If you vote by telephone, you do not have to mail in your proxy card.

3.                By Mail:   If you received your proxy materials via the U.S. mail, you may complete, sign and return the accompanying proxy and voting instruction card in the postage-paid envelope provided.

4.                In Person:   If you are a stockholder as of the record date, you may vote in person at the meeting. Submitting a proxy will not prevent a stockholder from attending the annual meeting, revoking their earlier-submitted proxy, and voting in person.

Proxies will also be considered to be confidential voting instructions to the trustees of our 401(k) and profit sharing plan with respect to shares of common stock held in accounts under such plan. To the extent that no direction is indicated, the shares will be voted FOR the election of all of the nominees as directors and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm. If any other matters are properly presented at the annual meeting for action, including a question of adjourning the meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

Can I change my vote after I return my proxy card?

Any stockholder who has executed and returned a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by attending the annual meeting and voting in person, or by executing a later-dated proxy relating to the same shares or a writing revoking the proxy and, in the latter two cases, delivering such later-dated proxy or writing to our corporate secretary prior to the vote at the annual meeting. Any writing intended to revoke a proxy should be sent to us at our principal executive offices, One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary.

What constitutes a quorum?

A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. Abstentions are considered shares present and entitled to vote, and therefore have the same legal effect as a vote against a matter presented at the annual meeting. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules, will not be considered as shares entitled to vote and will not be considered in the tabulation of the votes. Under NYSE  rules, a majority of the shares must vote on certain matters (with abstentions being treated as votes and broker non-votes not being treated as votes). Subject to the foregoing, a broker non-vote will have no effect with respect to any of Items 1 through 3 of this proxy statement.

What vote is required to approve each item?

If a quorum is present, (i) a plurality vote of the shares present, in person or by proxy, is required for the election of directors and (ii) the affirmative vote of the majority of the shares present, in person or by proxy, is required for approval of Items 2 and 3.

Who will bear the cost of soliciting votes for the annual meeting?

We are paying for the distribution and solicitation of the proxies. As part of this process, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Our employees may also solicit proxies on our behalf in person, by telephone, electronic transmission or facsimile, but they will not receive additional compensation for providing those services.

ITEM 1: ELECTION OF DIRECTORS

Nominees for Election as Directors

The board of directors currently consists of nine members, divided into three classes serving staggered terms of office.

It is intended that the persons named in the enclosed form of proxy, as proxies, will, except as noted below, vote FOR the election of the following nominees as directors, to serve until the 2010 annual meeting of stockholders:

Robert B. Goergen
Neal I. Goldman
Howard E. Rose

All three of such persons currently serve as directors, and they were most recently elected at the 2004 annual meeting. The board of directors does not contemplate that any of such nominees will become unable to serve. If, however, any of such nominees should become unable to serve before the annual meeting, proxies solicited by the board of directors will be voted by the persons named as proxies in accordance with the best judgment of such proxies. Pursuant to our by-laws, directors are elected by plurality vote. Our certificate of incorporation does not provide for cumulative voting in the election of directors.The following sets forth the name, age, business experience for the past five years and other directorships of each of the nominees and the continuing directors:

Nominees for Election at the 2007 Annual Meeting for Terms Expiring in 2010

Robert B. Goergen (68)
Chairman of the Board and Chief Executive Officer

Robert B. Goergen has been our Chairman since our inception in 1977. He has served as our Chief Executive Officer since 1978 and as President from March 1994 to March 2004. Since 1979, Mr. Goergen has served as Senior Managing Member of Ropart Investments, LLC and its predecessor entities, a private equity investment group.

Neal I. Goldman (62)

Neal I. Goldman joined the board of directors in 1991. Since 1985, Mr. Goldman has been the President of Goldman Capital Management, Inc., an investment advisory firm.

Howard E. Rose (60)

Howard E. Rose joined the board of directors in 1998. Mr. Rose served as Vice Chairman of the board from April 1998 to June 2000. Mr. Rose served as our Vice President and Chief Financial Officer from 1978 to April 1998, and served as Secretary from 1993 to 1996.

Continuing Directors with Terms Expiring in 2008

John W. Burkhart (69)

John W. Burkhart joined the board of directors in 1983. Since July 1984, he has been the Chairman of the Board of Directors of Breezy Hill Enterprises, Inc., a management services and investment company. Since June 1993, he has been the Chairman of the Board of Directors of MWM Dexter, Inc., a specialty printing company. Since January 1990, he has been the Chairman of the Board of Directors of AS Hospitality, Inc., a specialty printing company.

Wilma H. Jordan (57)

Wilma H. Jordan joined the board of directors in 2004. Ms. Jordan is founder and Chief Executive Officer of The Jordan, Edmiston Group, a media investment bank. She is also a founding general partner and Chief Executive Officer of JEGI Capital, a venture capital affiliate of Jordan, Edmiston. Since May 2002, Ms. Jordan has served as a director of Lin TV Corporation. In addition, she is a director of Guideposts, Inc., a publisher of Guideposts Magazine and a leading provider of other magazines, books and related ministry programs and has served as a director of several privately held companies.

James M. McTaggart (59)

James M. McTaggart joined the board of directors in 2004. He is Chief Executive Officer of the Trinsum Group, an international management consulting firm that advises senior executives on the issues most impacting company performance and long-term value. Prior to co-founding the Trinsum Group, he was a Vice President of Wells Fargo Bank and co-founded the bank’s Corporate Finance Department. Mr. McTaggart serves on the Board of Trustees of Greenwich Hospital and Greenwich Health Services and on the Board of the Yale-New Haven Health System.

Continuing Directors with Terms Expiring in 2009

Roger A. Anderson (69)

Roger A. Anderson joined the board of directors in 1994. Since March 1992, he has been Chairman of Promotion Products, Inc., a firm specializing in the design and fabrication of exhibits for trade shows and museums. From 1979 until December 2002, he was the Chairman of Burlington Management Company and Tair Ltd., investment companies with diversified holdings in the United States and several foreign countries.

Pamela M. Goergen (65)

Pamela M. Goergen joined the board of directors in 1984. Since 2001, she has served as a managing director of Ropart Investments, LLC, a private equity investment group. She served as vice president and secretary of The Ropart Group Limited, the predecessor of Ropart Investments, LLC, from 1979 to 2001.

Carol J. Hochman (56)

Carol J. Hochman joined the board of directors in 2002. She is President and Chief Executive Officer of Danskin, Inc. Prior to her appointment to Danskin in 1999, Ms. Hochman held the position of Group President, Accessories at Liz Claiborne, Inc., where she held positions of increased responsibility for over 20 years. Prior to her roles at Liz Claiborne, Inc., Ms. Hochman spent six years in the International Division of May Department Stores. Ms. Hochman also sits on the foundation of the board of Queens College, part of the City University of New York, and the boards of the American Apparel and Footwear Association and the Sporting Goods Manufacturers Association, both major industry trade associations.

Other than Robert B. Goergen and Pamela M. Goergen, who are husband and wife, and Robert B. Goergen, Jr., who is their son, there are no family relationships among any of the nominees for election as directors, any continuing directors or any executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES.

Corporate Governance Guidelines

As part of its ongoing commitment to good corporate governance, the board of directors has codified its corporate governance practices into a set of corporate governance guidelines. These guidelines assist the board in the exercise of its responsibilities and may be amended by the board from time to time. The corporate governance guidelines are available on our website, www.blyth.com, and are also available in print to any stockholder who makes a request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary.

Director Independence

Our corporate governance guidelines require that a majority of the board consist of directors who meet the independence requirements of the listing standards of the New York Stock Exchange, including the requirement that there be no material relationship between the director and us. The board has determined that no relationship between us and a director that arises solely out of the ownership by such director of less than 1% of the outstanding equity interests in an organization that has a relationship with us is a “material” relationship for purposes of the determination by the board as to whether such director has any material relationship with us. The board conducts an annual review as to whether each of our directors qualifies as independent. Based on its most recent annual review, the board has concluded that each director other than Robert B. Goergen and Pamela M. Goergen is independent.

The non-management members of the board meet without management present at least twice annually at regularly scheduled executive sessions and at such other times as they may deem necessary or appropriate. The chairman of the nominating and corporate governance committee presides at these meetings. Roger A. Anderson is currently the chairman of the nominating and corporate governance committee.

Director Compensation

For their services as directors, non-employee directors receive an annual fee of $20,000, reimbursement of out-of-pocket expenses, plus a fee of $1,500 for each board meeting attended in person or a fee of $500 for each board meeting attended by telephone. Each member of the audit committee, the compensation committee and the nominating and corporate governance committee, including each committee chairman, also receives a fee of $1,500 for each committee meeting attended in person or a fee of $500 for each committee meeting attended by telephone. The chairman of the audit committee receives an annual retainer fee of $10,000 and each of the chairmen of the compensation committee and the nominating and corporate governance committee receive an annual retainer fee of $5,000. The full board determines annual awards for non-employee directors, subject to an annual limit of awards of 5,000 shares or share equivalents for new non-employee directors and 2,500 shares or share equivalents for continuing non-employee directors. Directors who are also employees do not receive any additional compensation for their services as directors.

Director Compensation in Fiscal 2007

The following table sets forth information regarding the compensation of the directors earned in fiscal 2007.

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($)(1),(2)	All Other Compensation ($)		Total ($)
Roger A. Anderson	43,000	28,860	6,977	(3)	78,837
John W. Burkhart	42,000	28,860	—		70,860
Pamela M. Goergen	26,500	28,860	—		55,360
Neal I. Goldman	33,000	28,860	—		61,860
Carol J. Hochman	33,000	28,860	—		61,860
Wilma H. Jordan	37,500	28,860	—		66,360
James M. McTaggart	37,000	28,860	—		65,860
Howard E. Rose	44,000	28,860	6,977	(3)	79,837

(1)          These amounts represent the grant date fair value in accordance with Statement of Financial Standards (SFAS) No. 123R “Share-Based Payment” (FAS 123(R)). Information regarding the valuation assumptions used in the calculation of this amount are included in Note 17 to the audited financial statements for the fiscal year ended January 31, 2007 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 13, 2007.

(2)          The directors held the following number of RSUs and stock options at January 31, 2007: Roger A. Anderson (4,500 RSUs and 16,000 options); John W. Burkhart (4,500 RSUs and 11,500 options); Pamela M. Goergen (4,500 RSUs and 16,000 options); Neal I. Goldman (4,500 RSUs and 16,000 options); Carol J. Hochman (4,500 RSUs and 15,000 options); Wilma H. Jordan (4,000 RSUs and 10,000 options); James M. McTaggart (6,000 RSUs); and Howard E. Rose (4,500 RSUs and 10,000 options).

(3)          Represents insurance premiums paid by us.

Board and Committee Meetings

The board has established three committees: the audit committee, the compensation committee and the nominating and corporate governance committee. The charter for each committee is available on our website, www.blyth.com, and is also available in print to any stockholder who makes a request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary.

Audit Committee.   The audit committee is comprised of Roger A. Anderson, Howard E. Rose (Chairman) and Wilma H. Jordan and assists the board in fulfilling its oversight responsibilities regarding the company’s legal and regulatory compliance, financial statements, internal audit function and independent auditors. Each member of the audit committee is an independent director as determined by the board based on the NYSE listing standards. Each member of the audit committee also satisfies the SEC’s additional independence requirement for members of audit committees. In accordance with our corporate governance guidelines, none of the members of the audit committee serve on more than two audit committees. In addition, the board has determined that Mr. Rose is an “audit committee financial expert” as defined by SEC rules. Mr. Rose is a certified public accountant with more than 30 years of accounting experience. Mr. Rose also served as our vice president and chief financial officer from 1978 to April 1998. The audit committee held eight meetings during fiscal 2007.

Compensation Committee.   The compensation committee is comprised of John W. Burkhart (Chairman), Neal I. Goldman, James M. McTaggart and Carol J. Hochman. The compensation committee reviews and makes recommendations to the board with respect to general compensation and benefit levels, determines the compensation and benefits for our executive officers and administers our stock option plan, qualified and non-qualified retirement plans and long-term incentive plan. Each member of the compensation committee is an independent director as determined by the board based on the NYSE listing standards. During fiscal 2007, the compensation committee engaged Mercer Human Resources Consulting to provide advice on specific projects related to executive compensation. Mercer has not provided any service to us since 1999 and did not provide any other services to us during fiscal 2007. The compensation committee held three meetings during fiscal 2007.

Nominating and Corporate Governance Committee.   The nominating and corporate governance committee is comprised of Roger A. Anderson (Chairman), John W. Burkhart, Jame M. McTaggart and Wilma H. Jordan and ensures that the board is appropriately constituted and organized to meet its fiduciary obligations to the stockholders. The nominating and corporate governance committee assesses director performance and board membership needs, makes and evaluates recommendations regarding potential candidates for election to the board, and develops and implements policies regarding corporate governance matters. Each member of the nominating and corporate governance committee is an independent director as determined by the board based on the NYSE listing standards. The nominating and corporate governance committee held two meetings during fiscal 2007.

The Board of Directors held five meetings during fiscal 2007. In fiscal 2007, each director attended at least 75% of the meetings of the board and applicable committee meetings.

We do not have a formal policy regarding board members’ attendance at annual meetings, but all members of the board are encouraged to attend the annual meeting of stockholders. In 2006, all of the members of the board were present at the 2006 annual meeting.

Process for Nominating Directors

Nominations of candidates for director are made by the nominating and corporate governance committee. The committee has identified nominees for directors based on referrals from management, existing directors, advisors and representatives of the company or other third parties. Each of the current nominees for director listed under the caption “Election of Directors” is an existing director standing for re-election. The committee may engage the services of third parties to identify or evaluate or assist in identifying or evaluating potential nominees for director but did not do so with respect to the current nominees. As discussed below, the committee will consider nominees proposed by qualified security holders. In connection with the annual meeting, the committee did not receive any recommendation for a nominee from any stockholder or group of stockholders.

The nominating and corporate governance committee initially evaluates prospective candidates on the basis of their resumes, considered in light of the criteria discussed below. A committee member would contact those prospective candidates that appear likely to be able to fill a significant need of the board to discuss the position; if the candidate showed sufficient interest, the committee would arrange an in-person meeting with one or more committee members. If the committee, based on the results of these contacts, believes it has identified a viable candidate, it will consult with the chairman of the board and submit the nominee to the full board for approval. Any request by management to meet with the prospective candidate would be given appropriate consideration.

Before nominating existing directors for re-election, the nominating and corporate governance committee also considers the individual’s contributions to the board, as reflected in results of the most recent peer review of individual director performance.

The nominating and corporate governance committee has adopted the following standards that it believes must be met by a nominee for a position on the board:

•       Integrity—shows high ethical standards, integrity, strength of character and willingness to act on and be accountable for his or her decisions.

•       Maturity—assertive, responsible, supportive, respectful and open to others.

•       Judgment—decisions show intelligence, wisdom, thoughtfulness; willing to discuss issues thoroughly, ask questions, express reservations and voice dissent; record of good decisions shows that duties will be discharged in good faith and in our best interests.

•       Leadership—history of skill in understanding, managing and motivating talented managers and employees.

•       Standards—history of achievements shows high standards for self and others.

•       Strategic Vision—strategic insight and direction in innovation, key trends and challenging us to sharpen our vision.

•       Time and Willingness—ability, willingness and energy to prepare fully before meetings, attend and participate meaningfully, and be available to management between meetings, especially in light of any other commitments.

•       Continuous Improvement—stays current on major issues and on director’s responsibilities.

The nominating and corporate governance committee has also adopted the following list of qualities and skills that it believes one or more of our directors should possess:

•       Financial Acumen—understanding balance sheets, income and cash flow statements, financial ratios and other indices for evaluating performance; experience in financial accounting, corporate finance and trends in debt and equity markets; familiarity with internal financial controls.

•       Management Experience—hands-on understanding of corporate management trends in general and in our segments.

•       Knowledge Base—unique experience and skills in areas where we do business, including relevant manufacturing, marketing and technology.

•       International Vision—experience in global markets, issues and practices.

•       Diversity—enhances the board’s perspective through diversity in gender, ethnic background, geographic origin or professional experience (public, private and non-profit sectors).

Nomination of a candidate should not be based solely on these factors.

Security holders who, individually or as a group, have held for more than one year at least 5% of our common stock may recommend director nominees to the nominating and corporate governance committee, provided the recommendation is received at least six months prior to the annual meeting, in order to assure time for meaningful consideration by the committee. Recommendations should be sent to the nominating and corporate governance committee at the address listed for security holder communications under the caption “Communications with the Board of Directors” below. Nominees recommended by security holders will be evaluated using the same standards applied to nominees recommended by other processes. Security holders recommending director nominees must provide the following information in their recommending communication:

1.    the number of our securities held by the recommending security holder or by each member of a recommending group of security holders, and the holding period or periods for all such securities;

2.    if the security holder(s) are not registered owners, proof of their security holdings in the form of either:

(a)    a written statement from the “record” holder of the securities (usually a broker or bank) verifying that, at the time the security holder made the recommendation, he or she had held the required securities for at least one year; or

(b)   if the security holder has filed a Schedule 13D, Schedule 13G, Form 3, Form 4 and/or Form 5, or amendments to those documents or updated forms, reflecting ownership of the securities as of or before the date of the recommendation, a copy of the schedule and/or form, and any subsequent amendments reporting a change in ownership level, as well as a written statement that the security holder continuously held the securities for the one-year period as of the date of the recommendation;

3.    written consent of the nominee and the recommending security holder(s) to being identified in our public communications and filings discussing the recommendation and any action taken with respect to the recommendation; and

4.    information about the recommended nominee sufficient for us to comply with Securities and Exchange Commission disclosure requirements if the nominee is proposed for election to our board of directors.

Communications with the Board of Directors

Security holders may send communications to the board of directors by e-mail to HolderCommunications@blyth.com. Communications may be addressed to the entire board of directors, any committee or committee chairman, or any individual director. All communications will be received and reviewed by the chairman of the nominating and corporate governance committee. The decision whether to pass communications on to the rest of the nominating and corporate governance committee, to any other committee or committee chairman or to any individual director to whom the communication is addressed, will be made at the discretion of the nominating and corporate governance committee chairman.

If a security holder communication relates to the nominating and corporate governance committee chairman and is directed to any director other than the nominating and corporate governance committee chairman, it should be sent by e-mail to AuditCommittee@blyth.com. Communications sent to this address will be received and reviewed by the chairman of the audit committee. The decision of what action if any to be taken with respect to such communications will be made at the discretion of the audit committee chairman.

Security holders may also send such communications by regular mail to either:

[Individual Director Name] ℅
Shareholder Communications

or

Chairman, Audit Committee

at

Blyth, Inc.
One East Weaver Street
Greenwich, CT  06831

Communications so addressed will be delivered unopened to the chairman of the applicable committee or to the individual addressed.

Communications by security holders recommending director nominees must comply with the requirements discussed under the caption “Process for Nominating Directors.”

Interested parties may send communications to the nominating and corporate governance committee chairman or the non-management directors as a group by e-mail to IndependentDirectors@blyth.com or by regular mail to:

Chairman
Nominating and Corporate Governance Committee
Blyth, Inc.

One East Weaver Street
Greenwich, CT 06831

Communications so addressed will be delivered unopened to the chairman of the nominating and corporate governance committee.

Code of Conduct

We first adopted our code of conduct in 1999 and it applies to all members of the board and to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. The code of conduct is available on our website, www.blyth.com, and print copies are available to any stockholder who makes a request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary. The code of conduct also serves as our “code of ethics,” as defined in Item 406(b) of Regulation S-K. In addition, we intend to satisfy the disclosure requirements of Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of the code of conduct that applies to our principal executive officer, principal financial officer, principal accounting officer, controller or any person performing similar functions and relates to any element of the definition of “code of ethics” set forth in Item 406(b) of Regulation S-K by posting such information on our website, www.blyth.com.

Executive Officers

The following sets forth the name, age and business experience for the past five years of each of our executive officers (other than Robert B. Goergen) as of the date hereof, together with all positions and offices held with us by such executive officers. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and have qualified:

Robert H. Barghaus (53)—Robert H. Barghaus is a Vice President and our Chief Financial Officer. Mr. Barghaus joined us as Vice President of Financial Planning in February 2001, and in March 2001 he was elected Vice President and Chief Financial Officer. From December 1998 to March 2000, he was Executive Vice President of Finance and Strategic Planning of Cahners Business Information, a division of Reed Elsevier. Prior to that, from May 1989 to January 1997, he was Senior Vice President of Finance and Import Operations of Labatt USA, and from January 1997 to December 1998 and from March 2000 to February 2001, a principal of the Bev-Edge Group, LLC, a consulting and management firm. Mr. Barghaus is also a certified public accountant.

Robert B. Goergen, Jr. (36)—Robert B. Goergen, Jr. is a Vice President and President, Multi-Channel Group and Corporate Development Group. Mr. Goergen joined us in 2000 as Director of our Internet Strategy and E-Business Initiatives Group. In August 2002 he was appointed Vice President, Acquisitions & Business Development, overseeing our acquisition strategy and implementation. From 1995 to 1998, Mr. Goergen worked for McCann-Erickson Worldwide, primarily serving as an account director, where he oversaw E-commerce development and Internet marketing efforts for consumer products and services accounts.

Frank P. Mineo (53)—Frank P. Mineo is a Senior Vice President of the company and President of the Direct Selling Group. Mr. Mineo joined PartyLite Gifts, Inc. in 1994 as Vice President, and served as its Senior Vice President, Finance and Administration from February 1998 to August 1998. He became President of PartyLite Central Europe in September 1998. He later was named President of PartyLite Europe. In October 1999, Mr. Mineo became Executive Vice President of PartyLite Gifts, Inc. until being named President of PartyLite Gifts, Inc. in April 2000. In December 2000, he became President of PartyLite Worldwide, Inc. In August 2002, he was appointed a Senior Vice President of the company. From 1976 until joining the company in 1994, he worked in many capacities for The Gillette Company, most recently as Controller in Europe.

Security Ownership of Management and Certain Beneficial Owners

Security Ownership of Management.   The following table sets forth, as of March 31, 2007, the number of outstanding shares beneficially owned by each of (i) the nominees for director, (ii) the other current directors, (iii) the Named Executive Officers individually and (iv) all directors and executive officers as a group. Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares reflected as beneficially owned by such stockholder.

Name of Beneficial Owner	Common Stock Beneficially Owned Excluding Options	Stock Options Exercisable Within 60 Days	Total Common Stock Beneficially Owned	Percent of Class
Robert B. Goergen(1)	11,335,353	0	11,335,353	28.8%
Roger A. Anderson(2)	39,784	16,000	55,784	*
John W. Burkhart(3)	517,516	11,500	529,016	1.4
Pamela M. Goergen(4)	11,319,353	16,000	11,335,353	28.8
Neal I. Goldman(5)	34,500	16,000	50,500	*
Carol J. Hochman(6)	5,500	15,000	20,500	*
Wilma H. Jordan(7)	7,000	10,000	17,000	*
James M. McTaggart(8)	9,400	0	9,400	*
Howard E. Rose(9)	68,843	10,000	78,843	*
Robert H. Barghaus(10)	33,009	40,000	73,009	*
Robert B. Goergen, Jr.(11)	1,846,826	13,500	1,860,326	4.7
Frank P. Mineo(12)	51,112	93,000	144,112	*
All directors and executive officers as a group (12 persons)(13)	13,948,843	241,000	14,173,843	35.9

*                    Less than 1%.

(1)          Includes (i) 9,112,736 shares held by Mr. Goergen, (ii) 89,487 shares held by The Goergen Foundation, Inc. (a charitable foundation of which Mr. Goergen is a director, president and sole investment manager), (iii) 395,130 shares, 16,000 options and 4,500 RSUs held by Pamela M. Goergen (Mr. Goergen’s wife) and (iv) 1,717,500 shares held by Ropart Investments LLC (a private investment fund of which Mr. Goergen shares voting and investment power). Mr. Goergen disclaims beneficial ownership of the shares held by Pamela M. Goergen (see footnote (4)). The address of Mr. Goergen is ℅ Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831.

(2)          Includes 1,500 shares, 4,500 RSUs and 16,000 options held by Mr. Anderson and 33,784 shares held by Galena Partners, Ltd. (a limited partnership of which Mr. Anderson is a managing general partner). Mr. Anderson disclaims beneficial ownership of the shares held by Galena Partners, Ltd.

(3)          Includes (i) 116,440 shares, 4,500 RSUs and 11,500 options held by Mr. Burkhart, (ii) 120,012 shares held of record by Breezy Hill Enterprises, Inc. Retirement Plan, of which Mr. Burkhart is trustee, and (iii) 276,564 shares held by Mr. Burkhart’s wife. Mr. Burkhart disclaims beneficial ownership of the shares held by his wife.

(4)          Includes 395,130 shares, 4,500 RSUs and 16,000 options held by Mrs. Goergen and 10,919,723 shares held by Robert B. Goergen (Mrs. Goergen’s husband). Mrs. Goergen disclaims beneficial ownership of the shares held by her husband (see footnote (1)). The address of Mrs. Goergen is ℅ Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831.

(5)          Includes 30,000 shares, 4,500 RSUs and 16,000 options.

(6)          Includes 1,000 shares, 4,500 RSUs and 15,000 options.

(7)          Includes 2,000 shares, 4,000 RSUs and 10,000 stock options held by Ms. Jordan and 1,000 shares held by her spouse. Ms. Jordan disclaims beneficial ownership of the shares held by her spouse.

(8)          Includes 3,400 shares and 6,000 RSUs.

(9)          Includes 64,343 shares, 4,500 RSUs and 10,000 stock options.

(10) Includes 3,569 shares (held jointly by Mr. Barghaus with his wife), 24,440 RSUs, 5,000 restricted shares and 40,000 stock options.

(11) Includes (i) 100,525 shares, 21,745 RSUs and 13,500 stock options held by Mr. Goergen, (ii) 1,717,500 shares held by Ropart Investments, LLC, (iii) 2,000 shares held by Mr. Goergen’s spouse and (iv) 5,056 shares held by Mr. Goergen in trust for his children.

(12) Includes (i) 591 shares, 31,285 RSUs, 8,000 restricted shares and 93,000 stock options held by Mr. Mineo, (ii) 10,458 shares held jointly by Mr. Mineo with his wife and (iii) 778 shares acquired by Mr. Mineo through our 401(k) plan.

(13) Bruce G. Crain, our former Senior Vice President and President of the Wholesale Group, resigned effective September 15, 2006. We no longer have information on Mr. Crain’s ownership interest, and he is not included in this table.

Security Ownership of Certain Beneficial Owners.   To our knowledge, the following table lists each party (other than Mr. Goergen and Mrs. Goergen, whose beneficial ownership is disclosed in the immediately preceding table) that beneficially owned more than 5% of the common stock outstanding as of such party’s Schedule 13G reporting date:

Name and Address of Beneficial Owner	Number of Shares	Percent of Class
FMR Corp. and related persons and entities(1)	4,000,000	10.18%
82 Devonshire Street Boston, MA 02109
Barclays Global Investors, NA and related entities(2)	7,026,497	17.88%
45 Fremont Street San Francisco, CA 94105

(1)          According to Amendment No. 5 to Schedule 13G dated February 14, 2007 and filed with the Securities and Exchange Commission, FMR Corp. beneficially owns 4,000,000 shares. FMR Corp. is a parent holding company of Fidelity Management & Research Company (“Fidelity”), a registered investment adviser and a wholly owned subsidiary of FMR Corp. Fidelity is the beneficial owner of 4,000,000 shares or 10.18% of the common stock as a result of acting as investment adviser to various investment companies. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 4,000,000 shares or 10.18% of the common stock. Edward C. Johnson 3d (Chairman of FMR Corp.) and FMR Corp., through its control of Fidelity, and the fund each has sole power to dispose of the 4,000,000 shares owned by the Fund. Neither FMR Corp. nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds. Members of Mr. Johnson’s family own shares of Series B common stock of FMR Corp. representing approximately 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. All of the information contained in this footnote, including, without limitation, the computation of the percentage of stock owned by the parties referred to above, is based upon the information reported in Amendment No. 5 to Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on February 14, 2007.

(2)          According to a statement on Schedule 13G dated January 23, 2007 and filed with the Securities and Exchange Commission, Barclays Global Investors, NA and the other entities listed below beneficially own 7,026,497 shares. The total in the table reflects the combined ownership of various Barclays entities. The Schedule 13G indicates the following interests: (i) Barclays Global Investors, NA (a bank), located at the address in the table, is the beneficial owner of 5,846,610 shares (14.88%) with sole voting with respect to 5,133,734 shares and sole dispositive power with respect to 5,846,610 shares; (ii) Barclays Global Fund Advisors (an investment adviser), located at the address in the table, is the beneficial owner of 636,280 shares (1.62%) with sole voting and dispositive power with respect to 636,280 shares; (iii) Barclays Global Investors, Ltd. (a bank), located at Murray House, 1 Royal Mint Court, London, England EC3N 4HH, is the beneficial owner of 342,353 shares (0.87%) with sole voting with respect to 342,353 shares and sole dispositive power with respect to 342,353 shares; (iv) Barclays Global Investors Japan Limited (an investment advisor), located at the address in the table, is the beneficial owner of 201,254 shares (0.51%) with sole voting and dispositive power with respect to 201,254 shares; and (v) Barclays Global Investors Japan Trust and Banking Company Limited (a bank), located at Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan has neither voting nor dispositive power with respect to any shares. The Schedule 13G does not describe the relationships among the Barclays entities. The computation of the percentage of stock owned by Barclays Global Investors, NA and the other entities is based on the percentages reported in the Schedule 13G.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

We are a multi-channel organization selling a wide variety of home expressions products through the Direct Selling, Catalog & Internet, and Wholesale channels. We are a designer and marketer of home fragrance products and accessories, home décor, seasonal decorations, household convenience items, personalized gifts and products for the foodservice trade. We compete in a global industry, and our products can be found throughout North America, Europe and Australia. Our financial results are reported in three segments - the Direct Selling segment, the Catalog & Internet segment and the Wholesale segment. These reportable segments are based on similarities in distribution channels, customers and management oversight.

Our compensation committee develops and oversees compensation policies that are designed to attract, motivate, reward and retain the broad-based management talent required to achieve our corporate objectives and increase stockholder value. The committee believes that corporate performance and, in turn, stockholder value will be enhanced by a compensation system that supports and reinforces our key operating and strategic goals while aligning the financial interests of our management team with those of our stockholders.

Our compensation programs are intended to reward the achievement of short and long-term financial targets established during our annual budget and strategic planning process, as well as individual performance goals established during the annual Management By Objective (MBO) cycle.

Elements of Compensation

Our management compensation program consists of the following:

•       a base salary

•       a short-term annual incentive program

•       a long-term incentive program

•       a benefits package of health and welfare programs

The committee reviews the compensation practices of broad industry groups using multiple sources of information pertaining to executive compensation, including salary surveys and peer group proxy data. Benchmarking effectively against a relevant peer group is challenging given our conglomerate structure. Therefore, the committee consults additional salary and economic surveys that benchmark similar positions in similarly-sized companies, the industries of which vary. Our peer group generally consists of similarly-sized manufacturing and direct marketing companies compiled using surveys from Towers Perrin, E-Comp and Salary.com. Benchmarking was also conducted against a peer group that included Williams-Sonoma, Inc., Jarden Corp., American Greetings Corp., Herbalife Ltd., Tupperware Brands Corporation, Nu Skin Enterprises, Inc., Lancaster Colony, Inc., Overstock.com, Inc., 1-800-Flowers.com, Inc., The Yankee Candle Company, Inc., Libbey Inc., CSS Industries, Inc., Lenox Group Inc., Russ Berrie & Company, Inc., Enesco Group, Inc. and RedEnvelope Inc. The committee, together with Robert B. Goergen, our chairman and chief executive officer, uses these sources to determine an appropriate base salary and annual incentive bonus target for each member of management. The base salary and annual incentive bonus targets are intended to reflect the responsibilities of each officer, the compensation practices at other companies and trends in the economy in general. The committee generally targets the sum of the base salary and annual incentive bonus plan to be at the median level of the combined peer group and survey data, triangulating these and internal Blyth peer companies to determine appropriate compensation. The objective in allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for the company and our stockholders.

From time to time, the committee may determine to provide compensation outside of the normal cycle to address specific, incremental performance goals or retention matters. In September 2006, the committee awarded 155,000 restricted stock units (RSUs) to 31 key senior operating managers as a retention vehicle during a period of significant restructuring.

As discussed below, under the heading “Employment Contracts and Severance Arrangements,” in August 2000 we entered into an agreement with Mr. Goergen. Mr. Goergen’s base salary, short-term incentive bonus target and supplemental pension were each established at the time his employment contract was entered into following a peer and industry review process similar to that described above. The committee believes, based on its experience with respect to compensation practices and taking into account that (i) Mr. Goergen has never received stock options and does not receive other long-term incentive compensation and (ii) the vision and leadership displayed by Mr. Goergen during his tenure as CEO, that his compensation as established in his employment agreement is appropriate in light of our overall compensation goals and is in line with that paid by comparable companies in similar circumstances.

Annual Incentives

Our Management Performance Incentive Plan (“MPIP”) is a cash-based, pay-for-performance annual incentive plan that applies to all management-level employees across the Company (excluding those participating in a sales incentive plan). The committee considers annual incentives to be a critical means of ensuring management’s focus in achieving its annual operating plan, which, in turn, should enhance shareholder value.

The MPIP incentive formula is calculated as follows:

Base Salary	x	Individual Incentive Target (expressed as a % of base salary)	=	MPIP Target Award

The MPIP “Individual Incentive Targets” are based on market-competitive data and are established as a percentage of eligible earnings (base salary earned during the MPIP period). Each year, the committee designates target levels for our Named Executive Officers (“NEOs”) using the process described above in determining base salary (see “Grants of Plan-Based Awards During Fiscal 2007” for targets for each NEO). The committee also reviews target levels for all other participants at the vice president level and above, as well as all other incentive compensation for this group of executives.

The MPIP Target Award is divided into a Business Performance Factor and an Individual Performance Factor. The MPIP Business Performance Factor is based upon the extent to which we meet or exceed an established threshold performance level of budgeted financial goals of EBIT (earnings before interest and taxes) or net earnings, which is the profit metric used for the corporate officers relative to the measurement of our consolidated profits, established by executive management and the board at the beginning of the fiscal year. While most employees receive awards based on the financial performance of their particular business, the target award for our CEO and CFO are exclusively based on our overall Business Performance Factor, and all other NEO awards are based in part on our overall Business Performance Factor. Based on the achievement of budgeted financial goals, 10% to 200% of the target awards can become available for payment.

Financial goals for the CEO and CFO during fiscal 2007 were primarily based on consolidated budgeted net income and also incorporated the results of the executive’s performance against MBO targets, which are established at the beginning of the fiscal year and typically incorporate a wide variety of additional financial targets (such as sales growth, working capital management and return on equity, as well as other non-financial managerial goals). Targets in the Direct Selling segment included sales and EBIT, as well as MBO performance. Targets in the Wholesale Segment included an economic profit measure, which was defined as EBIT minus inventories and receivables plus payables and accrued expenses multiplied by a pre-determined cost of capital, as well as MBO performance. Targets in the Catalog & Internet segment included EBIT, MBO performance and certain sales criteria related to a small start-up business unit within that segment. The degree of difficulty in achieving each target was judged to be at least as challenging as in the prior year.

The MPIP Individual Performance Factor is granted based on the achievement of specific annual management objectives (MBOs). The nature and extent of each individual’s major accomplishments and contributions are determined through written evaluations compiled by the CEO, the Vice President—Organizational Development and others familiar with the individual’s performance. The CEO evaluates the information and makes appropriate recommendations to the committee, which then makes the final determination of management bonuses. Minimum thresholds for our Business Performance Factor are established annually and must be met for any Individual Performance Factor incentive compensation to be earned.

After the completion of the fiscal year, based on the achievement of target financial goals and upon management’s assessments of each participant’s individual performance during the year as described above, the committee determines what part, if any, of the participant’s target award will be paid. The committee is under no obligation to pay the entire target award available in any given year. Similarly, the committee retains the ability to adjust performance results for extraordinary factors, as well as to grant discretionary bonuses in recognition of extraordinary performance.

Our fiscal 2007 business performance varied by segment relative to the achievement of target objectives in the areas noted above. As a result, the formula-driven MPIP awards varied by participant. Each NEO has a portion of his bonus target, the percentage of which varies by executive, tied to our consolidated net earnings. The committee reserves the right to adjust our reported net earnings for one-time or unusual items. For fiscal 2007, the committee approved adjustments for the following unusual items, most of which were non-cash, for each NEO except Mr. Goergen: the loss on sales and discontinued operations of our European Wholesale segment businesses, all of which were sold during the year; goodwill impairment charges; restructuring charges; a tax expense on unremitted foreign earnings; and a note receivable recovery. As a result, net income was adjusted such that target results were substantially achieved and, correspondingly, substantially all of our adjusted consolidated net income portion of targeted bonus was approved for payment. For Mr. Goergen, the committee gave consideration to these charges, recognizing that much of them stem from the strategic decision to exit the European Wholesale businesses and determined that some adjustment was warranted to determine payout. In addition, it was determined that Mr. Goergen completed substantially all of his personal objectives (MBOs). As such, the committee decided that Mr. Goergen would receive 50% of his target fiscal 2007 bonus. Mr. Goergen advised the committee that he did not wish to receive an annual merit increase, and the committee complied with his request.

Mr. Barghaus, who is judged on our consolidated net earnings and performance against his personal objectives (MBOs), was judged to have completed substantially all of his personal objectives to the satisfaction of the CEO, the Vice President—Organizational Development and the committee, and, in combination with the profit component achievement described above, received substantially all of his target annual bonus payout. The committee also reviewed competitive data provided by the committee’s outside compensation consultant and determined that Mr. Barghaus’ annual merit increase would be in excess of our guidelines in order to ensure that his base salary remained competitive.

Mr. Goergen, Jr.’s annual target bonus in fiscal 2007 was based on financial results for the Catalog & Internet segment business units, our consolidated net income and performance against his personal objectives. Within the Catalog & Internet segment, a portion of that segment achieved in excess of its budgeted profitability, and Mr. Goergen, Jr.’s bonus payment reflected a formula-driven upside payout. In addition, a $7,000 discretionary bonus was awarded to Mr. Goergen, Jr. in recognition of formula-driven upside payout afforded to this business unit’s management team that, in Mr. Goergen, Jr.’s case, was left to the discretion of the compensation committee. The same formula that applied to the business unit management was applied to determine a discretionary bonus payment for Mr. Goergen Jr. Another Catalog & Internet segment business unit did not achieve the threshold of budgeted profitability required for minimum payout, and, accordingly, no bonus was paid on this portion of the segment. Mr. Goergen, Jr. was judged to have completed substantially all of his personal objectives to the satisfaction of the CEO, the Vice President—Organizational Development and the committee, and, in combination with the Blyth consolidated net income profit component achievement described above, received most of his target annual bonus payout for fiscal 2007. The committee also reviewed competitive data provided by the Committee’s outside compensation consultant and determined that Mr. Goergen, Jr.’s annual merit increase would be in excess of our guidelines in order to ensure that his base salary remained competitive given his increased responsibilities with the Wholesale segment.

Mr. Mineo’s annual target bonus in fiscal 2007 was based on financial results for the Direct Selling segment business units, our consolidated net income and performance against his personal objectives. The minimum threshold required to be eligible to earn a portion of the segment profitability component of Mr. Mineo’s annual bonus was not reached, and accordingly no bonus was paid for this portion of his fiscal 2007 annual target bonus. For the Blyth consolidated net income portion of Mr. Mineo’s target annual bonus, payment was made in accordance with the adjusted fiscal 2007 financial results as discussed above. As it relates to the personal objectives (MBO) component of Mr. Mineo’s target bonus, the minimum profit threshold required to be eligible to earn a portion of the MBO was reached. Mr. Mineo was judged to have completed many of his personal objectives to the satisfaction of the CEO, the Vice President—Organizational Development and the committee, and received a formula-driven payout corresponding to the achievement of his personal objectives. Mr. Mineo received an annual merit increase in accordance with our guidelines.

Long-Term Incentives

Our Long-Term Incentive Plan (“LTIP”) was established in 2003 and provides for grants of stock options, long-term incentive cash awards, restricted stock or restricted stock unit awards, performance shares, dividend equivalents and other stock unit awards. The committee considers long-term incentive compensation to be an important means of ensuring management’s ongoing focus on increasing our profitability, which should enhance the value of the common stock. In addition, the committee believes that this component of our compensation policy is a retention vehicle for key executives and directly aligns the interests of management with those of our stockholders.

Our 2006 LTIP utilizes two components: a three-year performance-based cash plan and a five-year time-vested RSU plan. The initial three-year performance-based cash cycle was granted in April 2004 and concluded on January 31, 2007. A second cycle was granted in March 2005 and will conclude on January 31, 2008. A third cycle was granted in April 2006 and will conclude on January 31, 2009. Concurrently with each three-year performance-based cash plan, awards of RSUs vesting 50% each on the fourth and fifth anniversaries of the dates of grant were made during each performance cycle.

Our LTIP grant formula has the following variables:

Base Salary plus Target Bonus	x	Individual Incentive Target*	=	LTI Grant	x	LTIP Business Performance Factor	=	LTIP Award

Detailed information for each NEO is disclosed in “Grants of Plan-Based Awards During Fiscal 2007.”

*                   Each participant’s Individual Incentive Target is calculated on a dollar basis, the total of which is divided between performance-based cash and time-vested RSUs. The division varies by individual and is intended to promote executive ownership of common stock at the most senior levels of the organization in order to align further management’s interests with those of our stockholders.

Participation in the LTIP is limited to senior business unit and corporate executives, including those named in the Summary Compensation Table, except for Robert B. Goergen, our Chairman and CEO, who by virtue of his ownership position of common stock is determined to be sufficiently motivated and does not participate in the LTIP. The LTIP Individual Incentive Targets range from 15% to 50% of cycle-start target cash compensation (base salary plus annual bonus). The committee generally awards long-term incentive grants annually at its Spring meeting, with the exception of awards to executives who may be hired or promoted in the course of the fiscal year, to whom the committee may grant awards during the year. The grant price is determined on the later of the date of the compensation committee meeting or the executive’s date of hire (i.e., grants approved prior to an executive’s start date will not be priced until the start date; otherwise grants will be made and priced at a subsequent meeting of the compensation committee following the executive’s start date). Annual LTIP grants take into account the individual executive’s performance, longer-term contributions to the company and the importance of the position.

The LTIP Business Performance Factor has three components. Results for most participants are measured at the segment level, which the committee believes will support intra-segment collaboration among management. Results for the participating NEOs also incorporate our consolidated financial results.

Requirement 1:

5% compounded annual improvement in EBIT (earnings before interest and taxes). This starting point for this target is typically based on prior-year EBIT performance or cycle-start year budgeted EBIT. The target is end-point sensitive (i.e., it must be achieved by the end of Year 3 of each cycle but need not be reached in each year of the cycle).

Requirement 2:	Positive cash flow must be achieved in each year of the cycle.
Requirement 3:	ROANOAE (return on average net operating assets employed) must reach a minimum threshold of 10% (Cycle I) or 14% (Cycles II and III). The target is end-point sensitive.

After the close of the last fiscal year in each cycle, based on the achievement of the LTIP Business Performance Factor as described above, the committee will determine what part, if any, of the participant’s target award will be paid. A threshold of 95% of the EBIT target must be achieved for any award to be paid, and the committee is under no obligation to pay the entire target award available in any given year. Similarly, the committee retains the ability to adjust performance results for extraordinary factors. In the event that the LTIP Business Performance Factor is exceeded, the committee retains the ability to grant discretionary “upside” awards.

During Cycle I of the LTIP (fiscal 2004 to fiscal 2007), no segment achieved the 95% EBIT required for minimum payout. It is not anticipated that any business segment or Blyth corporate will achieve the threshold for Cycle II (fiscal 2005 to fiscal 2008), and thus accruals for the cash incentives for both cycles have been reversed.

Share Retention Guidelines

In order to preserve the linkage between the interests of executives and those of stockholders, participants in the LTIP are expected to use their grants of RSUs to establish a level of direct ownership. Therefore, participants must retain a minimum of 25% of their RSU grants (before satisfying any costs of selling shares and taxes) until separation from the company.

Perquisites

We provide the CEO with perquisites in recognition that he has never and does not currently accept any long-term incentive compensation. Under Mr. Goergen’s employment contract entered into in August 2000, he is provided with a car and driver, as well as personal use of the leased airplane. The imputed value of these perquisites totaled $86,052 in 2006. Our other NEOs do not receive perquisites.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in the proxy statement. Based on this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement for the 2007 annual meeting of stockholders.

Submitted by the members of the Compensation Committee of the Board of Directors.

John Burkhart, Chairman
Neal Goldman
Carol Hochman
James McTaggart

Summary Compensation Table

The following table summarizes the total compensation awarded to or earned by our Chief Executive Officer, Chief Financial Officer and other executive officers during fiscal 2007 (the “Named Executive Officers” or “NEOs”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)		Total ($)
Robert B. Goergen	2007	790,649	397,188	0	114,272	(3)	1,302,109
Chairman of the Board and Chief Executive Officer
Robert H. Barghaus	2007	367,269	172,844	138,575	23,314		702,002
Vice President and Chief Financial Officer
Robert B. Goergen, Jr.	2007	314,423	144,658	89,343	12,400		560,824
Vice President of the Company and President, Multi-Channel Group
Frank P. Mineo	2007	510,096	86,282	196,381	30,304		823,063
Senior Vice President of the Company and President of Direct Selling Group
Bruce G. Crain(4)	2007	461,250	0	0	598,293	(5)	1,059,543
Former Senior Vice President of the Company and former President of the Wholesale Group

(1)           The amounts in this column reflect the dollar amounts recognized for financial statement reporting purposes in accordance with FAS 123(R). Information regarding the valuation assumptions used in the calculation of this amount are included in Note 17 to the audited financial statements for the fiscal year ended January 31, 2007 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 13, 2007.

(2)           Represents contributions to the profit sharing and 401(k) plan portions of our retirement plan and non-qualified deferred compensation plan.

(3)           In addition to contributions described in footnote (2), includes $47,035 for driver services, $23,680 for automobile payments and $15,337 for personal use of company airplane. The value of personal use of company aircraft used the Standard Industry Fare Level (SIFL) tables published by the Internal Revenue Service. The SIFL tables are used to determine the amount of compensation income that is imputed to Mr. Goergen for tax purposes for personal use of corporate aircraft.

(4)           Bruce G. Crain resigned his positions effective September 15, 2006, as reported in our Current Report on Form 8-K dated September 12, 2006. We agreed to provide 18 months’ salary continuation to Mr. Crain, and entered into a three-month consulting agreement with Mr. Crain under which he provided consulting services for up to 10 days per month and was paid $1,500 per day that he provided consulting services.

(5)           In addition to contributions described in footnote (2), includes $500,000 paid to Mr. Crain in recognition of his contributions to the restructuring of our European wholesale operations and $60,000 for consulting services.

Grants of Plan-Based Awards During Fiscal 2007

The following table sets forth information regarding all grants of plan-based awards made to the Named Executive Officers during fiscal 2007.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	Grant Date Fair Value of Stock and
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)	Option Awards($)(1)
Robert B. Goergen	None
Robert H. Barghaus	4/3/06		131,456	138,375	276,750		6,535			138,411
	9/6/06	(2)							10,000	223,850
Robert B. Goergen, Jr.	4/3/06		115,782	121,875	243,750		5,755			121,891
	9/6/06	(2)							10,000	223,850
Frank P. Mineo	4/3/06		194,750	205,000	410,000		9,680			205,022
	9/6/06	(2)							10,000	223,850
Bruce G. Crain	4/3/06		169,797	178,734	357,468		8,440			178,759

(1)             The value of the stock awards has been computed in accordance with FAS 123(R) which requires that we recognize as compensation expense the value of all stock-based awards granted to employees in exchange for services over the requisite service period.

(2)             In September 2006, the compensation committee awarded 155,000 RSUs to 31 key senior operating managers, including 10,000 RSUs to each of Messrs. Barghaus, Goergen, Jr. and Mineo, as a retention vehicle during a period of significant restructuring. These RSUs vest three years from the date of grant.

Outstanding Equity Awards at January 31, 2007

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Robert B. Goergen	0			0
Robert H. Barghaus	30,000	23.72	2/23/11
	10,000	26.70	4/3/12
				29,440	612,058
Robert B. Goergen, Jr.	2,000	28.47	8/1/10
	1,500 4,000 6,000	22.85 26.69 25.27	3/27/11 4/3/12 3/31/13
				21,745	452,079
Frank P. Mineo	5,000	33.00	4/7/08
	3,000 50,000 10,000 25,000	26.70 25.22 22.32 26.70	9/9/08 3/29/10 12/13/10 4/3/12
				39,285	816,735
Bruce G. Crain	0			0

(1)             All options held by the NEOs are exercisable.

(2)             Based on the closing sale price for the common stock on the NYSE on January 31, 2007 of $20.79 per share.

Option Exercises During Fiscal 2007

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)
Robert B. Goergen	—	—
Robert H. Barghaus	—	—
Robert B. Goergen, Jr.	—	—
Frank P. Mineo	—	—
Bruce G. Crain	85,000	262,742

(1)          The value realized equals the difference between the market price of the common stock on the date of exercise and the exercise price of the options.

Nonqualified Deferred Compensation

Name	Executive Contributions in Fiscal 2007 ($)	Registrant Contributions in Fiscal 2007(1) ($)	Aggregate Earnings in Fiscal 2007 ($)	Aggregate Withdrawals / Distributions in Fiscal 2007 ($)	Aggregate Balance at January 31, 2007 ($)
Robert B. Goergen	16,409	15,692	43,800	0	479,630
Robert H. Barghaus	10,582	9,545	9,012	0	132,853
Robert B. Goergen, Jr.	0	0	0	0	0
Frank P. Mineo	52,933	17,793	73,834	0	676,868
Bruce G. Crain	81,889	26,902	73,268	0	598,772

(1)             These amounts are included as compensation under “All Other Compensation” in the Summary Compensation Table.

Employment Contracts and Severance Arrangements

Robert B. Goergen   We entered into an employment agreement with Robert B. Goergen dated as of August 1, 2000, as amended on June 15, 2002 and March 31, 2004. The agreement provides for his employment for a term of ten years (subject to earlier termination as described below) from August 1, 2000. During the period commencing on March 31, 2004 and ending on August 1, 2007, Mr. Goergen will serve as chairman of the board and chief executive officer and will be responsible for the general management of the affairs of the company. During the remainder of the term of the agreement, he will serve as the non-executive chairman and will have such duties and responsibilities for the management as the board may from time to time assign to him, consistent with the duties and responsibilities that might reasonably be expected of a part-time senior executive of a major corporation. He has agreed that during the first seven years of his employment pursuant to the employment agreement (the “Initial Term”) he will devote his full business time and attention to our business and affairs while during the remainder of the term of the employment agreement he will devote one half of his business time and attention to our business and affairs.

Mr. Goergen will receive a base salary of at least $600,000 per year during the Initial Term. During the remainder of the term of the employment agreement, he will receive a base salary of at least one half of the annualized base salary he was receiving on the last day of the seventh year of his employment pursuant to the agreement. His base salary will be reviewed annually by the board for increase, in the board’s discretion. In addition to his base salary, during the term of his employment pursuant to the employment agreement, he will participate our annual incentive compensation plan or any successor plan. Mr. Goergen will have a target bonus opportunity each year equal to 100% of his base salary, payable based upon meeting certain performance goals and subject to adjustment upward or downward if those performance goals are exceeded or are not met, as the case may be.

Mr. Goergen’s employment agreement provides that, subject to vesting as described below, he will be entitled to receive, during his lifetime, a supplemental pension benefit, commencing on August 1, 2010, equal to 50% of his “Final Average Compensation” but not to exceed $500,000 per annum. “Final Average Compensation” is defined in the employment agreement to mean the average of the base salary and annual incentive award payments paid in respect of the three calendar years of his employment out of the five calendar years of such employment ending on the last day of the Initial Term (or, if earlier, the last day of his employment), during which he received the highest level of such payments. Mr. Goergen’s supplemental pension has vested. To provide for the payment of such supplemental pension benefit, we have purchased a single life annuity contract that insures the payment of such benefit.

Each of the company and Mr. Goergen has the right to terminate his employment at any time. In the event of a termination of his employment by reason of his death, his estate will be entitled to continue to receive his then current base salary for a period of 24 months and to receive the annual incentive award for the year in which his death occurs; his spouse will be entitled to continue to participate in certain benefit plans; and upon the death of both Mr. Goergen and his spouse, we will, upon the demand of the estate of either Mr. Goergen or his spouse, buy back from such estate up to 7,500,000 shares of common stock within 90 days of such demand at the fair market value thereof (as defined in the employment agreement) or register the public offer and sale by such estate of up to 7,500,000 shares. In the event of a termination of his employment by reason of his disability, he will be entitled to: receive disability benefits in accordance with our then current disability program; continued payment of his then current base salary (less disability benefit payments) through the end of the term of the agreement and for a period of 24 months thereafter; payment of the annual incentive award for the year in which his disability occurs; continued participation by him and his spouse in certain benefit plans; continuation of certain perquisites provided for in the employment agreement; and the buyback or registration of up to 7,500,000 shares upon the death of both Mr. Goergen and his spouse. In the event of the termination of his employment for “Cause” (as defined in the employment agreement), he will be entitled to payment of his base salary through the date of such termination. In the event of a termination of his employment without “Cause” or of a “Constructive Termination Without Cause” (as defined in the employment agreement), he will be entitled to: continued payment of his then current base salary through the end of the term of the agreement; payment of the annual incentive award for the year in which he is terminated; continued participation by him and his spouse in certain benefit plans; continuation of certain perquisites provided for in the employment agreement; continued provision by us of office space and secretarial support; the repurchase by us from him of 100,000 shares at the end of each of the next four calendar quarters at fair market value (as defined in the employment agreement); and the buyback or registration of up to 7,500,000 shares upon the death of both Mr. Goergen and his spouse. In the event that Mr. Goergen voluntarily terminates his employment prior to the expiration of the employment agreement (other than pursuant to a “Constructive Termination Without Cause”) he will be entitled to payment of his base salary through the date of such voluntary termination. In the event that Mr. Goergen retires after the expiration of the term of the employment agreement, he will be entitled to: continued participation by him and his spouse in certain benefit plans; continuation of certain perquisites provided for in the employment agreement; continued provision by us of office space and secretarial support; and the buyback or registration of up to 7,500,000 shares upon the death of both Mr. Goergen and his spouse.

In connection with the employment agreement, we and Mr. Goergen entered into a registration rights agreement relating to the registration of up to 7,500,000 shares of common stock in the event that we elect not to purchase such shares upon the death of both him and his spouse. We will not be obligated to purchase or register such shares, notwithstanding the death of both Mr. Goergen and his spouse, if the survivor’s estate, or his or her beneficiaries, as the case may be, can then sell all of the shares owned by them without registration.

Pension Plans

As described above under the heading “Employment Contracts and Severance Arrangements”, we have entered into an employment agreement with Mr. Goergen pursuant to which we agreed to pay him a supplemental pension benefit. The Company estimates that if Mr. Goergen continues in his position as previously described, the estimated annual supplemental pension benefit payable to Mr. Goergen commencing on August 1, 2010 will be $500,000.

Compensation Committee Interlocks and Insider Participation

Carol J. Hochman, John W. Burkhart, Neal I. Goldman and James M. McTaggart served as members of the compensation committee in fiscal 2007. None of such committee members (i) was, during fiscal 2007 an officer or employee of us or any of our subsidiaries, (ii) was formerly an officer of us or any of our subsidiaries or (iii) had any relationship requiring disclosure by us pursuant to any paragraph of Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. No executive officer served as an officer, director or member of a compensation committee of any entity for which an executive officer or director is a member of the compensation committee of the board of directors.

Certain Relationships and Related Transactions

Ropart Investments LLC paid $143,468 to us in fiscal 2007 to sublet office space. Robert B. Goergen, our chairman and chief executive officer, is the senior managing member of Ropart, and Pamela M. Goergen, a director, is a managing director of Ropart.

Section 16(a) Beneficial Ownership
Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers and holders of more than 10% of the common stock to file reports regarding beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based upon a review of the filings furnished to us and on representations from the directors and executive officers, all filing requirements of Section 16(a) were complied with during fiscal 2007 except as follows: Robert B. Goergen, Jr. filed one Form 4 on the date of notification, February 7, 2007, to report an involuntary distribution by an exchange fund that took place on December 7, 2006, and Roger A. Anderson filed one Form 4 on the date of notification, September 27, 2006, to report involuntary distributions by an exchange fund that took place on March 24, 2006, June 16, 2006, and August 30, 2006.

Audit Committee Report

Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States and for issuing its reports on our internal control over financial reporting. The audit committee’s responsibility is to monitor and oversee these processes. The audit committee charter was adopted and approved by the board on January 27, 2004. The charter is available on our website, www.blyth.com, or in print to any stockholder who makes a request to Blyth, Inc., One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary. The charter further amends the audit committee’s original charter, which was first adopted and approved by the board on June 14, 2000 and was amended by the board on April 1, 2003.

As set forth in more detail in the charter, the primary role of the audit committee is to assist the board in fulfilling its oversight responsibilities. The audit committee’s primary responsibilities fall into the following three broad categories:

•       the audit committee is charged with monitoring the preparation of quarterly and annual financial reports by management, including discussions with management and the independent registered public accounting firm about draft annual financial statements, key accounting and reporting matters, alternative treatments within accounting principles generally accepted in the United States for policies and procedures related to material items that the independent registered public accounting firm have discussed with management and the ramifications thereof and other material written communications between the independent registered public accounting firm and management;

•       the audit committee is responsible for matters concerning the relationship between us and the independent registered public accounting firm, including evaluating their performance and recommending their appointment or removal; reviewing the scope of their audit services and related fees; reviewing and pre-approving any non-audit services being provided to us; providing and maintaining an open, direct avenue of communication between the board and the independent registered public accounting firm; and determining whether the independent registered public accounting firm is independent (based in part on the annual letter provided to us pursuant to Independence Standards Board Standard No. 1); and

•       the audit committee is responsible for matters concerning our systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests, and review of the recommendations, if any, of the independent registered public accounting firm.

The audit committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the charter.

In the course of fulfilling its responsibilities, the audit committee has:

•       reviewed and discussed with management the audited financial statements for the fiscal year ended January 31, 2007;

•       discussed with representatives of Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board;

•       received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as adopted by the Public Company Accounting Oversight Board;

•       discussed with representatives of Deloitte & Touche LLP the public accounting firm’s independence from us and management; and

•       considered whether the provision by Deloitte & Touche LLP of non-audit services is compatible with maintaining their independence.

Based on the foregoing, the audit committee recommended to the board of directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2007 for filing with the Securities and Exchange Commission.

It is not the duty of the audit committee to plan or conduct audits or to determine that our financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States; that is the responsibility of management and the independent registered public accounting firm. In giving its recommendations to the board of directors, the audit committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (ii) the report of the independent registered public accounting firm with respect to such financial statements.

Submitted by the members of the Audit Committee of the Board of Directors.

Howard E. Rose, Chairman
Roger A. Anderson
Wilma H. Jordan

ITEM 2:   RATIFICATION OF THE
APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The proxy, unless otherwise directed, will be voted for a resolution ratifying the action of the board appointing the firm of Deloitte & Touche LLP as the independent registered public accounting firm to make an audit of the accounts of the company for fiscal 2008. Deloitte & Touche LLP has served as our independent registered public accounting firm since March 2004. The vote required for ratification is a majority of shares voting. If the resolution is rejected, or if Deloitte & Touche LLP declines to act or becomes incapable of acting, or if their employment is discontinued, the board of directors, on the audit committee’s recommendation, will appoint other auditors whose continued employment after the annual meeting may be, but is not required to be, subject to ratification by the stockholders.

A representative of Deloitte & Touche LLP will be present at the annual meeting to respond to appropriate questions of stockholders and to make a statement if he or she so desires.

Fees Paid to the Independent Registered Public Accounting Firm

Before the independent registered public accounting firm is engaged to provide audit services, the engagement is approved by the audit committee. In general, the audit committee pre-approves (i.e., approves prior to their provision) all audit related and non-audit services to be provided to us by the independent registered public accounting firm. The audit committee may pre-approve audit related and non-audit services by agreeing to a framework with descriptions of allowable services. The audit committee may delegate pre-approval authority to one or more members of the audit committee. The decision of any member to whom authority is delegated to pre-approve an activity must be reported to the full audit committee at its next scheduled meeting.

The audit committee pre-approved 100% of the audit related, tax and other services provided by Deloitte & Touche LLP during fiscal years 2006 and 2007. None of such services were approved by the audit committee pursuant to Section 2-01(c)(7)(i)(C) of Regulation S-X.

The aggregate fees billed for professional services of the types listed below rendered by Deloitte & Touche LLP in fiscal 2006 and 2007 were as follows:

	2006	2007
Audit fees	$3,112,000	$2,479,000
Audit-related fees
Audits of employee benefit plans	$22,000	$—
Other audit-related	42,000	39,000
Total audit-related fees	$64,000	$39,000
Tax fees	$296,000	$—
Total fees	$3,472,000	$2,518,000

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS

Stockholder proposals within the processes of Rule 14a-8 and intended to be presented at our 2008 annual meeting of stockholders must be received at our principal executive offices located at One East Weaver Street, Greenwich, Connecticut 06831, Attention: Michael S. Novins, Secretary, on or before January 8, 2008 for consideration for inclusion in our proxy statement and form of proxy for that meeting. In addition, if a stockholder fails to provide us notice of any stockholder proposal on or before the 60th day prior to the date of our 2008 annual meeting of stockholders, then our management proxies will be entitled to use their discretionary voting authority if such stockholder proposal is raised at the annual meeting without any discussion of the matter in the proxy statement.

OTHER MATTERS

As of the date of this proxy statement, our management does not know of any business, other than that mentioned above, which will be presented for consideration at the annual meeting. However, if any other matters should properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in accordance with their best judgment on such matters.

FINANCIAL STATEMENTS

Our audited consolidated financial statements as at January 31, 2006 and 2007, and for the periods ended January 31, 2005, 2006 and 2007, are included as part of the Annual Report on Form 10-K which accompanies this proxy statement.

By Order of the Board of Directors

Michael S. Novins, Secretary
May 4, 2007

BLYTH	Admission Ticket
	C123456789

000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

000000000.000000 ext             000000000.000000 ext

000000000.000000 ext             000000000.000000 ext 000000000.000000 ext             000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., New York Time, on June 5, 2007.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Vote by Internet

•   Log on to the Internet and go to www.investorvote.com

•   Follow the steps outlined on the secured website.

Vote by telephone

•   Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	123456	C0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Election of Directors — The Board of Directors recommends a vote FOR the listed nominees (terms expiring in 2010).

1. Nominees:	For	Withhold			For	Withhold		For	Withhold

01 - Robert B. Goergen	☐	☐	02 - Neal I. Goldman		☐	☐	03 - Howard E. Rose	☐	☐

B Issue — The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm.		☐	☐	☐

C Non-Voting Items

Change of Address — Please print new address below.

D.  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.					Signature 2 — Please keep signature within the box.
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			C 1234567890		J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
			3 1 A V0		1 3 5 3 3 1

Admission Ticket

2007 Annual Meeting of Blyth, Inc. Shareholders
Wednesday, June 6, 2007, 9:00 a.m. Local Time
One East Weaver Street
Greenwich, Connecticut 06831

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Please visit our website at www.blyth.com for the latest earnings reports and press releases; Forms 10-K and 10-Q; stock price (20-minute delay); and additional information about our company and our brands. The information posted to www.blyth.com is not incorporated herein by reference and is not a part of the Notice of Annual Meeting and Proxy Statement that accompanies this Proxy.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

BLYTH

Proxy — Blyth, Inc.

This Proxy is Solicited on Behalf of the Board of Directors of Blyth, Inc.

The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints Robert B. Goergen and Robert H. Barghaus or either of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of Blyth, Inc. owned of record by the undersigned, and which the undersigned is entitled to vote on all matters which may come before the 2007 Annual Meeting of Stockholders to be held at Blyth, Inc., One East Weaver Street, Greenwich, Connecticut, on June 6, 2007 at 9:00 a.m., local time, and any adjournment or postponements thereof, unless otherwise specified herein.

This proxy also provides confidential voting instructions to the Trustees of the Blyth, Inc. 401(k) and Profit Sharing Plan with respect to shares of Common Stock held in accounts under such Plan.

The proxies, in their discretion, or the Trustees (in the case of participants in the Plan referred to above), are further authorized to vote (x) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, and (y) on other matters which may properly come before the 2007 Annual Meeting and any adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Director’s recommendations. The proxies cannot vote your shares unless you sign and return this card.

This proxy when properly signed will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all of the Board of Directors’ nominees and “FOR” proposal 2.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card on the reverse or to use our telephone or Internet voting systems.

(Continued and to be voted on reverse side.)